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May 22, 2008

ViRexx Medical Corp.
8223 Roper Road
Edmonton, AB  T6E 6S4

Desjardins Securities Inc.
145 King Street West
Suite 2750
Toronto, ON  M5H 1J8

Dear Sirs:

Re:           Standby Purchase Agreement – ViRexx Medical Corp. Proposed Rights Offering

The undersigned understands that ViRexx Medical Corp. (“ViRexx” or the “Corporation”) proposes to complete an offering of rights to the holders of its common shares (the “Rights Offering”).  Under the Rights Offering, holders of common shares of the Corporation as of the record date (to be established) will receive one right (“Right”) for each common share held as of the record date.  Each right will entitle the holder thereof to purchase one common share in the capital of the Corporation at a price (the “Subscription Price”) equal to the weighted average of the closing prices of the Corporation’s common shares on the TSX for each of the trading days on which there was a closing price during the three trading days immediately preceding the date of the Prospectus (as defined below) in respect of the Rights Offering, less a discount of 25%.  If all of the Rights are exercised, the Corporation will issue an aggregate of 72,760,717 common shares.

The Rights will be offered in Canada pursuant to a final rights offering prospectus (the “Prospectus”), which will be filed by the Corporation with the applicable securities regulatory authorities in each of the provinces of Canada in which ViRexx is a reporting issuer (collectively, the “Qualifying Provinces”) and the common shares issuable upon the exercise of the Rights will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), pursuant to a registration statement (the “Registration Statement”) on Form F-7 under the Multijurisdictional Disclosure System.  The record date, expiry of the Rights Offering and issue price of the common shares upon exercise of the Rights will be determined at the time of filing the (final) Prospectus.  Any capitalized terms used herein that are not otherwise defined shall have the meaning ascribed to them in the Prospectus.

The undersigned understands that the Corporation has appointed Desjardins Securities Inc. (the “Dealer Manager”), as the sole and exclusive Dealer Manager to manage the Rights Offering and solicit the exercise of Rights in the Qualifying Provinces and through its U.S. registered broker-dealer affiliate in the United States at the Subscription Price, provided that the Dealer Manager shall be obligated only to use its commercially reasonable best efforts to solicit the exercise of the Rights.

It is understood that ViRexx will file all applicable documentation to effect the Rights Offering in each of the Qualifying Provinces and to register under the 1933 Act the common shares issuable upon the exercise of the Rights in the United States and that ViRexx will cover all of the out-of-pocket expenses of the Rights Offering, including printing, mailing and applicable legal and other professional fees which shall include the reasonable fees of the undersigned’s counsel.

Standby Commitment

The undersigned who enters into this Standby Purchase Agreement shall be referred to herein as the “Standby Purchaser”.

Pursuant to the Standby Purchase Agreement the undersigned hereby agrees, to exercise one Right for every common share of the Corporation held, directly or indirectly, as at the date hereof or to purchase shares pursuant to the Rights Offering (the “Basic Rights Exercise”).

The undersigned also hereby agrees to pay to the Corporation the funds set forth beneath its signature below (the “Commitment Amount”). The Commitment Amount shall be allocated by the Corporation in the manner set forth below.

Following the exercise of the Basic Subscription Rights and Additional Subscription Privileges, the Corporation has the right to cause the Standby Purchasers to purchase, at the Subscription Price, that number of common shares of the Corporation resulting in aggregate subscription proceeds to the Corporation equal to the difference between (i) the proceeds received by the Corporation in connection with the exercise of all Basic Subscription Rights and all Additional Subscription Privileges; and (ii) CA$3,000,000 (the “Standby Commitment”). A proportion of the Aggregate Cash Commitment shall be used to satisfy the Standby Commitment.

Following the satisfaction of the Standby Commitment, the remainder of the Commitment Amount shall be used to purchase units pursuant to a private placement described in Exhibit “1” hereto (the “Private Placement”).

Based on the above understanding, the undersigned specifically hereby agrees to complete the Basic Rights Exercise, and/or purchase common shares pursuant to the Rights Offering and the undersigned specifically hereby commits to pay to the Corporation the Commitment Amount set out beneath its signature below.

Within a reasonable time following approval of the final prospectus for the Rights Offering by the Alberta Securities Commission and the issuance of final receipt, the undersigned shall pay to Parlee McLaws llp, in trust, the funds required to complete the undersigned’s Basic Rights Exercise (including share purchase) (such amount being set forth beneath its signature below (the “Basic Rights Exercise Price”) and the full Commitment Amount.  The Corporation shall provide the appropriate account information to the undersigned upon the undersigned’s request.  Funds deposited in trust shall only be released to the Corporation upon a closing of the Rights Offering (the date upon which such closing occurs being hereafter referred to as the “Closing Date”).

The undersigned hereby agrees to complete and execute the Rights Certificate in accordance with the instructions of the Corporation in order to effect the Basic Rights Exercise (including share purchase) and agrees to provide to the Corporation and to Parlee McLaws llp such additional documentation as may be reasonably required to expeditiously fulfill its obligations hereunder.

Conditions of Standby Commitment

The Standby Commitment is subject to the following conditions in the undersigned’s favour:

(a)	the Rights Offering shall be undertaken substantially in accordance with the provisions of the Prospectus and, in particular, the Rights Offering shall close no later than June 30, 2008;

(b)
a final receipt for the Prospectus shall have been issued, or deemed to have been issued, by the Canadian securities regulatory authority in each of the Qualifying Provinces, and the Registration Statement shall have become effective under the 1933 Act;

(c)
as at the Expiry Time (as such term is defined in the Prospectus), there shall be no order to cease or suspend trading in any securities of the Corporation, or prohibiting or restricting the distribution of the common shares of the Corporation, and no proceedings shall have been announced or commenced for the making of any such order, by any Canadian securities commission or similar regulatory authority or by the U.S. Securities and Exchange Commission;

(d)
as at the Expiry Time, no inquiry, action, suit, investigation or other proceeding shall have been commenced, threatened or announced and no order have been issued under or pursuant to any law and there shall not have been any change of law or the interpretation or administration thereof, which, in the reasonable opinion of the undersigned, operates or could operate to prevent or restrict trading in or distribution of the common shares of the Corporation;

(e)
as at the Expiry Time, the Corporation shall not be in breach of, default under or non-compliance with any material representation, warranty, covenant, term or condition of this Standby Purchase Agreement; and

(f)	prior to closing of the Rights Offering, the Dealer Manager shall not have determined that it is not proceeding with the Rights Offering.

If any of the foregoing events occur, then the undersigned may, at any time on or prior to the Expiry Time, give written notice to ViRexx and the Dealer Manager terminating the Standby Commitment of the undersigned whereupon this Standby Purchase Agreement shall be terminated with respect to the undersigned as of the date of such notice without any liability to the undersigned.

Representations and Warranties of the Undersigned

In connection with the Standby Commitment and Loan Commitment, the undersigned hereby represents and warrants, to and in favour of ViRexx as follows and acknowledges that ViRexx is relying thereon, that:

(a)
the execution and delivery of this Standby Purchase Agreement constitutes a legal and binding obligation of the undersigned, enforceable against him in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and creditors' rights generally and to general principles of equity, including the availability of equitable remedies such as specific performance and injunctive relief which are in the discretion of the court from which they are sought;

(b)
the undersigned is a bona fide resident of a Qualifying Province or the United States or is otherwise a resident of a jurisdiction where the offer, sale and issue of the Purchased Shares may be lawfully made under the Prospectus; and

(c)	the undersigned has the financial resources to pay for the Basic Rights Exercise, and to pay to the Corporation the full Commitment Amount.

Covenants of the Undersigned

The undersigned hereby covenants and agrees that he will, upon request by the Corporation, provide evidence, in form and substance satisfactory to the Corporation, acting reasonably of that the undersigned has the financial resources necessary to comply with all of his obligations under this Standby Purchase Agreement, including the payment of the funds required in connection with the Standby Commitment.  The undersigned hereby authorizes the Corporation to make such information available to any securities regulatory authority that requires such information.

Representations, Warranties and Covenants of ViRexx

ViRexx represents, warrants and covenants, as applicable, to the undersigned as follows, and acknowledges that the undersigned is relying thereon:

(a)	ViRexx will prepare and file, a preliminary prospectus in respect of the Rights Offering with the securities regulatory authorities in each of the Qualifying Provinces;

(b)
ViRexx will prepare and file the Prospectus in respect of the Rights Offering with the securities regulatory authorities in each of the Qualifying Provinces and obtain a receipt therefore from such authorities;

(c)
ViRexx will take such steps as are required to comply with all applicable United States securities laws, including, without limitation, preparing and filing the Registration Statement under the 1933 Act;

(d)
ViRexx will use its best efforts to obtain the acceptance of the Toronto Stock Exchange for the Rights Offering, including the listing and trading of the Rights and the underlying common shares, and otherwise to comply with all applicable requirements of the TSX in connection with the Rights Offering

(e)
ViRexx will comply with all applicable requirements of the American Stock Exchange (“AMEX”) in connection with the Rights Offering, including the listing of the common shares underlying the Rights (it being understood that the Rights themselves will not be listed for trading on AMEX);

(f)
ViRexx will immediately notify the undersigned in writing of any demand, request or inquiry by any securities regulatory authority or other governmental body concerning any matter relating to the affairs of the Corporation, the Rights Offering contemplated by this Standby Purchase Agreement and of the issuance, or threatened issuance, by any such authority of any cease trading or similar order relating to the securities of ViRexx; and

(g)
the execution and delivery of this Standby Purchase Agreement constitutes a legal and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and creditors' rights generally and to general principles of equity, including the availability of equitable remedies such as specific performance and injunctive relief which are in the discretion of the court from which they are sought.

Closing

The sale by ViRexx of common shares to the undersigned pursuant to the exercise of the Standby Commitment is subject to all of the representations and warranties of the undersigned made in or pursuant to this Standby Purchase Agreement being true and correct in all material respects at the time of closing on the Closing Date, and that the performance or completion by the undersigned of his obligations, covenants and agreements hereunder.  The foregoing condition has been inserted herein for the benefit of the Corporation which may, in its absolute discretion, waive compliance as it may deem fit.

ViRexx shall deliver to the undersigned, at the time of closing on the Closing Date, certificates representing the common shares purchased by the undersigned under the Rights Offering and a certificate to evidencing the Debenture.

General

This Standby Purchase Agreement and all schedules and all documents contemplated hereby constitute the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

The provisions of this Standby Purchase Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, and each and every person so bound shall make, execute and deliver all documents necessary to carry out this Standby Purchase Agreement. Neither this Standby Purchase Agreement nor any rights or obligations hereunder shall be assignable by ViRexx or by the undersigned without the prior written consent of the other party.

This Standby Purchase Agreement shall be governed by the laws of the Province of Alberta.

Time shall be of the essence of this Standby Purchase Agreement and of every part hereof.

This Standby Purchase Agreement may be executed in any number of counterparts.

Each party hereby agrees that upon the written request of any other party hereto, such party will do all such acts and execute all such further conveyances, deeds, assignments, transfers and other documents, and will cause the doing of all such acts and the execution of all further documents as are within his power to cause the doing or execution of, as any other party hereto may from time to time reasonably request be done and/or executed as may be necessary or desirable to give effect to this Standby Purchase Agreement.

If this Standby Purchase Agreement is in accordance with your understanding, would you kindly execute a copy of this Standby Purchase Agreement enclosed herewith and return it to us.

Yours sincerely,

1370300 Alberta Ltd.

/s/ Leith Pedersen
________________________________
STANDBY PURCHASER (signature)

________________________________
Print Name: Leith Pedersen

Number of Common Shares Held, directly or indirectly: ____________________________

Basic Rights Exercise Price: CA$0.10 or as allowed pursuant to the prospectus at the discretion of the undersigned

Commitment Amount: CA$3,000,000

ACCEPTANCE

We hereby accept the above offer on the terms and conditions therein set forth.

DATED this ____ day of May 2008.

VIREXX MEDICAL CORP.
Per:	/s/ Darrell Elliott
Name:	Darrell Elliott
Title:	Chief Executive Officer

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EXHIBIT “1”

PRIVATE PLACEMENT

Issuer	ViRexx Medical Corp. (“ViRexx”)
Subscriber	The Offeror or one or both of them
Securities
The issuance of the securities shall be governed by the Subscription Agreement to be executed at the appropriate time.
Each unit offered consists of one common share of ViRexx and one –half of a warrant of ViRexx.  Two of the one-half warrants combined shall consist of one full warrant.
The Common Shares and Warrants comprising the Units, and the Common Shares issuable upon exercise of the Warrants, have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S of the U.S. Securities Act) or persons within the United States (other than distributors) unless such Common Shares and Warrants comprising the Units, and the Common Shares issuable upon exercise of the Warrants, are registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act is available.
Each full Warrant will entitle the holder, on exercise, to purchase one additional Common Share (a “Warrant Share”) at a price equal to $0.20 (the “Warrant Exercise Price”) at any time until the close of business on the day that is 12 months from the date of issue of the Warrants.  If at anytime during the 12 month term of the Warrants the average daily price per share as quoted on the TSX Exchange exceeds the Warrant Exercise Price for 15 consecutive trading days then upon notice from the Issuer the Warrants must be exercised or they lapse within 30 days of such notice.  The Warrants will not be listed and will be non-transferable.

Price
$0.10 per Unit or if a 25% discount to market price of the common shares at the closing date of the private placement is more than $0.10 whichever is the greater price at the time of the closing of this private placement.

Gross Proceeds	The difference between $3,000,000 (CAD) and the amount advanced to acquire ViRexx common shares pursuant to the Rights Offering.
Canadian Exemptions
The offering will be made in accordance with the following exemption from the prospectus and regulation requirements of applicable Canadian securities laws:

(a) the “accredited investors” exception found in section 2.3 of National Instrument 45-106 and

(b) the “offshore exemption” provided by Alberta Securities Commission Rule 72.50 Distribution to Purchasers Outside Alberta.

Resale Restrictions and legends
The Common Shares, Warrants and Warrant Shares will be subject to a four month hold period in Canada under National Instrument 45-102 Resale of Securities.
All certificates representing the Common Shares and Warrants, and any certificates representing Warrant Shares issued before the expiration of the hold period, will bear legends required by NI 45-102 and the rules of the Toronto Stock Exchange.

Stock Exchange Listings	Common Shares of ViRexx are listed on the Toronto Stock Exchange and on the American Stock Exchange.
Use of Proceeds	Working capital and to advance the science platforms, development and commercialisation.